UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2022

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Loan Agreement

On March 2, 2022, ARC NYC 570SEVENTH, LLC, a wholly owned subsidiary (the “Borrower”) of New York City Operating Partnership, L.P. (the “OP”), the operating partnership of New York City REIT, Inc. (the “Company”), entered into a waiver and amendment (the “Amendment”) to the term loan agreement, dated April 26, 2019 (the “Loan Agreement”), with Capital One, National Association, as administrative agent (the “Administrative Agent”), and the other lenders party thereto (each a “Lender” and together, the “Lenders”). The Company previously agreed to guarantee certain enumerated recourse liabilities of the Borrower under the Loan Agreement and, from and after certain events of defaults and other breaches under the Loan Agreement, as well as bankruptcies or similar events, payment of all amounts due to the Lender in respect of the Loan.

Pursuant to the Amendment, the Administrative Agent, on behalf of the Lenders, agreed to waive, subject to receipt of the principal payment described below, any potential existing default that may have existed under Section 5.33.3 of the Loan Agreement. The Borrower agreed to pay $5.5 million of the principal amount of the loan reducing the principal amount to $49.5 million. To fund the payment, the Lenders agreed to permit the Borrower to use $5.5 million held in a cash management account.

The Amendment also: (1) revises how the “debt service coverage ratio” is calculated by reducing the hypothetical interest rate used in this calculation to the actual interest rate on the loan; (2) reduces the "debt yield" covenant to 7.5% from 8%; and (3) permits the Borrower to include free rent periods (subject to maximum limits) in calculating compliance with the debt service and debt yield covenants.

The Amendment also: (x) revises the LIBOR rate provisions to provide for a successor benchmark using SOFR; and (y) adds a provision to permit the Administrative Agent to claw back any payments that may have been erroneously made to a participating bank.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Waiver and Amendment to the Loan Agreement a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Waiver and Amendment to Term Loan Agreement, dated as of March 2, 2022 between ARC NYC570SEVENTH, LLC, as borrower, Capital One, National Association, as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: March 4, 2022	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary